As filed with the Securities and Exchange Commission on April _4__, 1996
                         Registration Statement No. 33-


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     REPUBLIC SECURITY FINANCIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                                                  59-2335075
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)


                              4400 CONGRESS AVENUE
                         WEST PALM BEACH, FLORIDA 33407
                                 (407) 840-1200
                   (Address, including zip code, and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)


      REPUBLIC SECURITY FINANCIAL CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)


                                 RUDY E. SCHUPP
                              4400 CONGRESS AVENUE
                         WEST PALM BEACH, FLORIDA 33407
                                 (407) 840-1200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)



                                   COPIES TO:

                                Amy E. Paye, Esq.
                           Morgan, Lewis & Bockius LLP
                        5300 First Union Financial Center
                          200 South Biscayne Boulevard
                              Miami, Florida 33131
                                 (305) 579-0486


 Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

                                                  Calculation of Registration Fee
====================================================================================================================================
Title of each class of                                     Proposed maximum offering    Proposed maximum              Amount of
securities to be registered   Amount to be registered      price per unit               aggregate offering price   Registration fee

====================================================================================================================================
Common Stock, par value
$.01 per share                          200,000                     $6.06(1)                    $1,212,000              $417.93

====================================================================================================================================

(1) Calculated solely for the purpose of this offering under Rule 457(c) of the Securities Acto of 1933 on th ebasis of the average of the high and low selling prices per share of Common Stock of Republic Security Financial Corporation on April 2, 1996, as reported by the NASDAQ National Market.

P R O S P E C T U S

                    REPUBLIC SECURITY FINANCIAL CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

                200,000 Shares of Common Stock (Par Value $.01)



The Employee Stock Purchase Plan (the "Plan") of Republic Security Financial Corporation (the "Company") provides Eligible Employees (as defined in the Plan) the opportunity to purchase, through payroll deductions, shares of the Company's common stock, par value $.01 per share (the "Common Stock"). Eligible Employees in the Plan pay no brokerage commissions or other expenses in connection with the purchase of shares of Common Stock under the Plan. The Agent (as defined in the Plan) will administer the Plan.

Shares purchased for Eligible Employees' Noncertificated Share Accounts (as defined in the Plan) will generally be original issue shares acquired from the Company. However, the Company reserves the right to purchase shares for the Plan on the open market. The purchase price of shares of Common Stock purchase from the Company will be an amount equal to the average of the high and low sale prices for the Common Stock on the Investment Date (as defined in the Plan). If no Common Stock was traded on the Investment Date, the purchase price per share will be based on the most recent date immediately prior to the Investment Date that the Common Stock was traded. The price per share for additional shares purchased on the open market for the Plan will be the average of the price of all such shares purchased for the Plan in respect of any Investment Date.

The outstanding shares of the Company's Common Stock are, and the additional shares offered hereby will be, listed on the NASDAQ National Market.

The Company will receive all of the net proceeds from the sale of the Common Stock.







                   THESE SECURITIES HAVE NOT BEEN APPROVED OR
                   DISAPPROVED BY THE SECURITIES AND EXCHANGE
                COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                  REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.




                  The date of this Prospectus is April 4, 1996

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which said offer or solicitation is not qualified or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.




                                TABLE OF CONTENTS

                                                                           Page
Available Information.........................................................2
The Company...................................................................3
The Plan......................................................................3
         Purpose..............................................................3
         Advantages...........................................................4
         Administration.......................................................4
         Participation in Plan................................................5
         Optional Cash Payments...............................................6
         Costs................................................................7
         Purchases............................................................7
         Share Certificates...................................................7
         Participants' Records & Accounts.....................................8
         Modification or Termination by a Participant.........................8
         Other Information...................................................10
         Federal Income Tax Consequences.....................................11
Use of Proceeds..............................................................12
Appendix A:  Form of Payroll Deduction Authorization........................A-1
Appendix B:  Form of Purchase Order Form....................................B-1
Appendix C:  Form of Substitute IRS W-9 Form................................C-1

                              AVAILABLE INFORMATION


         Republic Security Financial Corporation (the "Company") is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Information as of particular dates concerning directors and officers, their remuneration and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareholders of the Company and filed with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Room 1228, 75 Park Place, New York, New York 10007 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained in person from the Public Reference Section of the Commission at its principal office located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 25049, at prescribed rates. The common stock, par value $0.01 per share (the "Common Stock"), of the Company is listed on the NASDAQ National Market (the "NASDAQ-NM"), and such reports, proxy material and other information concerning the Company may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         This Prospectus constitutes a part of a registration statement on Form S-8 (herein, together with all exhibits and schedules thereto, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement for further information with respect to the Company and the securities offered hereby. Copies of the Registration Statement are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the Commission described above. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                               -------------------

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the Commission by the Company under the Exchange Act, are incorporated in this Prospectus and made a part hereof by reference:

         The Company's Annual Report on Form 10-K for the nine-month transition period ended December 31, 1995.

         The Company's Current Report on Form 8-K dated January 19, 1996.

         The Company's Proxy Statement dated March 29, 1996.

         All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the conclusion of the offerings contemplated hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed incorporated document or in an accompanying prospectus supplement, if any, which is or is not deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner of Common Stock, to whom this Prospectus is delivered, upon such person's written or oral request, a copy of the documents which have been incorporated by reference (other than exhibits unless such exhibits are specifically incorporated by reference in any such document) in this Prospectus. Written or telephone requests for copies of such documents should be directed to Republic Security Financial Corporation, 4400 Congress Avenue, P.O. Box 4298, West Palm Beach, Florida 33402-4298, Attention: Secretary, (407) 840-7841.


                                   THE COMPANY

         The Company is a bank holding company whose principal business is the operation of Republic Security Bank (the "Bank"), its wholly owned subsidiary. The Bank is a Florida commercial bank. The Company's primary market area is Palm Beach County, Florida, which is the nation's third-fastest growing metropolitan statistical area. The Bank's main business activities are attracting deposits, originating loans, making investments and servicing loans for the Bank and for others.

         The Company was incorporated in Florida in 1983 and became a bank holding company on November 8, 1995 in connection with the conversion of the Bank from a federal savings bank to a Florida commercial bank. Its executive offices are located at 4400 Congress Avenue, West Palm Beach, Florida 33407-3288, telephone number (407) 840-1200. The common stock, par value $.01 per share (the "Common Stock"), of the Company is currently traded on NASDAQ-NM under the symbol "RSFC."


                                    THE PLAN

         The Board of Directors of the Company adopted the Employee Stock Purchase Plan (the "Plan"). The Plan gives Eligible Employees (as defined below) the opportunity to purchases shares of Common Stock at market value, without payment of any brokerage commission, service charge or other expense. A total of 200,000 shares of Common Stock have been made available under the Plan for purchase by Eligible Employees. Such shares may be from either authorized and unissued shares or the open market.

         The following description of the Plan, in the form of questions and answers, constitutes a summary of the Plan. It does not purport to be a complete statement of the Plan or its operation and is qualified in its entirety be reference to the provisions of the Plan that is available upon request. All capitalized terms below not defined elsewhere in this Prospectus have the meanings set forth in the Plan.


PURPOSE

1.       What is the purpose of the Plan?

         The purpose of the Plan is to encourage employee participation in the ownership of the Company by providing Eligible Employees (as defined in Question
4) the opportunity to purchase Common Stock through payroll deductions at market value, without payment of any brokerage commission, service charge or other expense. Shares of the Common Stock for the Plan may be purchased, in the discretion of the Company, either directly from the Company and/or in the open market.

         Since the purchase of shares will provide funds to be retained by the Company in exchange for the issuance of new shares of Common Stock, the Company will receive additional funds through the Plan that will be used from time to time for general corporate purposes.

ADVANTAGES

2.       What are some of the advantages of the Plan?

         The Plan offers Eligible Employees an inexpensive and convenient way to become shareholders of the Company. Eligible Employees in the Plan (each, a "Participant") invest by the dollar amount instead of by share. Participants may elect to have a designated portion of their Compensation (as defined in Question
6) automatically deducted from their paychecks (a "Deduction") as well as additional cash investment used to purchase shares of Common Stock. The total of both a Participant's Deductions and the additional cash investments must not exceed $5,000 in any one month. (See Question 4 for information on who is eligible to participate.)

         All service charges and brokerage commissions, if any, in connection with purchases under the Plan will be paid by the Company.

         Full investment under the Plan is possible because the Plan permits fractions of shares, as well as full shares, to be purchased for Participants. In addition, dividends with respect to such fractions, as well as with respect to full shares, will be used to purchase additional shares for Participants. Regular statements will provide Participants with a record of each transaction. (See Question 20 for information regarding frequency of reports.) All share purchases, by Deduction or by optional cash payments, will be credited to the Participant's account established for the Plan (a "Noncertificated Share Account") on the records of the Company.

ADMINISTRATION

3.       Who administers the Plan for Participants?

         The Compensation Committee of the Company's Board of Directors administers and interprets the Plan. The Compensation Committee has delegated certain of its administrative responsibilities under the Plan to an agent (the "Agent") who acts as agent for the Participants under an arrangement that may be terminated by the Company or the Agent at any time. The present Agent is American Stock Transfer & Trust Company.

         The Agent maintains a continuing record of all Participants' Noncertificated Share Accounts, sends statements of account to each Participant and performs other duties relating to the Plan. The Agent will hold for safekeeping the certificates for shares purchased for each Participant under the Plan until termination of the Eligible Employee's participation in the Plan or until a written request is received from the Participant for withdrawal of the shares.

         Should American Stock Transfer & Trust Company cease to act as the Agent under the Plan, the Company may perform these administrative duties itself or may designate another agent. In such event, all references herein to American Stock Transfer & Trust Company shall be deemed to be references to the Company or such other agent as the Company may designate.

         All  correspondence,   notices,   questions  or  other   communications
regarding transactions under the Plan should be addressed to:

                     American Stock Transfer & Trust Company
                           40 Wall Street, 46th Floor
                               New York, NY 10005


PARTICIPATION

4.       Who is eligible to participate in the Plan?

         All active employees whose customary employment is more than five months in any calendar year and who have completed 90 days of employment with the Company without interruption (each an "Eligible Employee") are eligible to participate in the Plan. Participants may make optional cash payments although the total of both a Participant's Deductions and the additional cash investments must not exceed $5,000 in any one month.

5.       How does an Eligible Employee participate?

         Participation under the Plan is voluntary. In order to participate in the Plan, an Eligible Employee must properly complete the Payroll Deduction Authorization, Purchase Order and Substitute IRS W-9 Forms (collectively, the "Authorization Forms") furnished by the Company and return them to the Company on or before the 15th of the month preceding the next Offering Date (as defined below). All Authorization Forms are enclosed with this Prospectus and additional forms may be obtained at any time by Eligible Employees by contacting Human Resources, Republic Security Financial Corporation, 4400 Congress Avenue, West Palm Beach, Florida 33407-3288, telephone (407) 840-1200.

         An Offering Date occurs on the first day of each Purchase Period. Each Purchase Period begins on the first business day of each month and ends on the End Date, the last business day of such month.


6.       What does Compensation include?

         The term "Compensation" includes a Participant's regular salary or wages, overtime, bonuses, commissions and vacation pay as well as any amounts deducted pursuant to the Company's 401(k) Plan. The term does not include reimbursement of expenses or tax gross-ups, if any, relating to such reimbursements, or Company contributions to Social Security, worker's compensation or fringe benefits.

7.       What do the Authorization Forms provide?

         The Authorization Forms provide the following:

               Payroll Deduction Authorization Form: authorizes the Company to deduct a specified dollar amount, minimum $5.00 and increments of $1.00 (a "Deduction"), from the Participant's Compensation, after-taxes, each payroll period.

               Purchase Order Form: authorizes the Agent to use the Participant's Deduction, any optional cash payments and any dividends or other distributions to purchase shares of Common Stock for the Participant's Noncertificated Share Account.

               Substitute  IRS  W-9  Form:   certifies  that  the  Participant's
          taxpayer identification number is correct and that the Participant is not subject to backup withholding.

         Cash dividends on shares credited to the Participant's Noncertificated Share Account under the Plan are automatically used to purchase additional shares.

8.       When may an Eligible Employee join the Plan?

         An Eligible Employee may join the Plan at any time by completing the Authorization Forms by the 15th of the month preceding the Offering Date of any new Purchase Period.

9.       How does the Plan work?

         When the Authorization Forms are properly completed and received by the Company by the 15th of the month preceding the next Offering Date, the Company will make regular Deductions from the Participant's gross pay and credit the Participant's Stock Purchase Account maintained by the Company. No interest is paid on the Deductions credited to a Participant's Stock Purchase Account. On the End Date of each month, the Company will submit the entire amount in the Stock Purchase Account to the Agent, which will purchase shares at the Market Price on or about the first business day of the following month (the "Investment Date"). The Agent will credit each Participant's Noncertificated Share Account with the number of shares purchased on behalf of such Participant.

10.      How many shares may be sold under the Plan?

         The maximum number of shares reserved for the Plan is 200,000. If on any Investment Date, the number of shares remaining under the Plan is insufficient to cover purchases that could otherwise be made from all Stock Purchase Accounts, the number of shares purchased for each Participant may be limited. (See Question 35.)

OPTIONAL CASH PAYMENTS

11.      Who is eligible to make optional cash payments?

         Participants are eligible to make optional cash payments. However, the total of both a Participant's Deductions and the optional cash payments must not exceed $5,000 in any one Purchase Period.

12.      How are optional cash payments made?

         Once an Eligible Employee has enrolled in the Plan and the initial Deduction investment is made, an optional cash payment form will be attached to each statement of account sent to the Participant. Any check or money order for an optional cash payment must be made to American Stock Transfer & Trust Company and should be accompanied by a properly completed optional cash payment form. Checks and forms should be mailed to American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

         Optional cash payments must be in United States dollars and payable at a United States bank. The same amount need not be sent each time, and there is no obligation to make an optional cash payment in any quarter. Do not send cash.

         Optional cash payments can be refunded if a written request is received by the Agent at the above address at least two business days prior to the Investment Date.

COSTS

13. Are there any expenses to Participants in connection with purchases under the Plan?

         No. Participants will incur no brokerage commissions, service or other charges for purchases made under the Plan. Any costs of administration of the Plan will be borne by the Company. However, charges will be incurred by a Participant upon the sale of his or her shares. (See Questions 25 and 27.)


PURCHASES

14.      How many shares will be purchased for Participants?

         The number of shares to be purchased will be determined by the amount of the Participant's Deductions and any optional cash payments being invested and the Market Price (as defined in Question 15) of the shares. Each Participant's Noncertificated Share Account in the Plan will be credited with the number of shares, including fractional shares computed to three decimal places, equal to the amount of the Deductions and optional cash payments to be invested divided by the applicable purchase price of the shares.

15.      How will the purchase price of Shares be determined?

         Shares may be purchased from the Company or may be purchased, in the discretion of the Company, in the open market by the Agent. For shares purchased from the Company, the price per share will be the average of the high and low sale prices of the shares (the "Market Price") on the Investment Date on NASDAQ-NM as reported by The Wall Street Journal. If no shares were traded on the Investment Date, the Market Price will be based on the most recent date immediately prior to the Investment Date that the shares were traded. For shares purchased on the open market, the price per share will be the average price of all shares purchased for the Plan in respect of any Investment Date.

16.       When will dividends and/or optional cash payments be invested?

         Dividends and any optional cash payments will be invested in additional shares and credited to a Participant's Noncertificated Share Account within five business days of each Investment Date.

17. Must all dividends on shares credited to a Participant's Noncertificated Share Account under the Plan be reinvested?

          Yes.       All  cash  dividends  on  shares  held in the  Plan for all
          Participants are automatically reinvested in additional shares of Common Stock.
SHARE CERTIFICATES

18. Will certificates be issued to Participants for shares purchased under the Plan?

         Although the Company reserves the right at any time to issue certificates for any number of shares in a Participant's Noncertificated Share Account, certificates for shares will not be issued except as described in Question 19. Shares purchased under the Plan will be credited to a Participant's Noncertificated Share Account and will be shown on a Participant's statement of account. Certificates for the shares purchased pursuant to the Plan will be issued to Participants upon their written request, except that no certificates will be issued for fractional shares. A Participant requesting a certificate for all the shares in Participant's Noncertificated Share Account will receive cash for the fractional share only if participation in the Plan is terminated. (See Question 19 for how a Participant may obtain certificates.) Cash dividends on all shares held in the Participant's Noncertificated Share Account under the Plan will be automatically reinvested to purchase additional shares which will be reflected in the Participant's Noncertificated Share Account.

19. How may a Participant obtain certificates for Shares purchased under the Plan?

         A Participant who has purchased shares under the Plan may obtain certificates for those shares in the Participant's Noncertificated Share Account at any time by sending a written request to that effect to the Agent. No certificates will be issued for fractional shares, but a Participant requesting termination of participation in the Plan will receive, in cash, the Market Price of any fractional share as well as one certificate, unless otherwise requested by the Participant, for all whole shares held for such terminating Participant in the Noncertificated Share Account. This notice should be mailed to Republic Security Financial Corporation, c/o American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005. The Company, however, reserves the right at any time to issue certificates to Participants for any shares in their Noncertificated Share Accounts. (See Questions 24-27 for information on termination of participation.)


PARTICIPANTS'  RECORDS AND ACCOUNTS

20.      What type of reports will be sent to Participants in the Plan?

         Deductions made under the Plan will appear on a Participant's regular paycheck stub.

         As soon as practicable after each Investment Date, a Participant in the Plan will receive a statement indicating the Market Price, the number of shares purchased and the number of shares in the Participant's Noncertificated Share Account. Each of these statements is a record of the cost of purchases under the Plan and should be retained for tax purposes.

         In addition, each Participant will receive copies of the Company's annual and quarterly reports to shareholders, notices of annual and special meetings, proxy statements and income tax information for reporting dividends.

21. In whose name will accounts be maintained and certificates registered when issued?

         A Participant's Noncertificated Share Account will be maintained in the name or names which appear on the Company's employment records. Participants may designate in the Authorization Forms to have their Noncertificated Share Accounts in their name jointly with their spouse with right of survivorship. Only a spouse may be designated as a joint owner.

         If a Participant's spouse is designated as a joint owner with right of survivorship, the Noncertificated Share Account will be in both names. Should the Participant later wish to remove his or her spouse's name from the Noncertificated Share Account, the Participant must submit a written request bearing the spouse's notarized signature.

         A certificate for shares, when delivered to a Participant, will be registered in the name or names in which the Noncertificated Share Account is maintained. Upon written request, certificates can be registered and issued in names other than the account name, provided that the request bears the signature of the Participant or Participants and the signature(s) are guaranteed by a commercial bank or a member of the New York Stock Exchange.


MODIFICATION OR TERMINATION BY A PARTICIPANT

22.      How does a Participant increase or decrease his or her Deduction?

         A Participant's Deduction generally may not be changed during any Purchase Period. However, a Participant may increase or decrease his or her Deduction for any subsequent Purchase Period by signing and delivering to the Company on or before the 15th of the month preceding the next Offering Date a Payroll Deduction Change Authorization Form, which may be obtained from the Company. A Participant, however, may withdraw completely from participation during a Purchase Period. (See Question 23.)

         A Participant may not voluntarily suspend his or her Deductions, or withdraw any cash credited to his or her Stock Purchase Account, without withdrawing from the Plan.

23.      How does a Participant terminate participation in the Plan?

         A Participant may terminate participation in the Plan by delivering a Notice of Withdrawal to the Company. However, in order for payroll deductions to cease as of a particular payday, the Notice of Withdrawal must be received at least 15 days before the end of the pay period. If a Notice of Withdrawal is effective at any time other than the beginning of a subsequent Purchase Period, amounts already credited to a Participant's Stock Purchase Account will be refunded to such withdrawing Participant. Remember, unless Notice of Withdrawal is timely made a Participant's participation will continue from one Purchase Period to the next.

24. What happens if a Participant terminates employment or otherwise becomes ineligible to participate?

         An employee's participation in the Plan ceases automatically:

         (a) when a Participant's employment with the Company terminates for any reason; or

         (b)      when a Participant ceases to be an Eligible Employee; or

         (c)      if a Participant voluntarily withdraws from the Plan.

If any of the above events occur, the entire amount in such Participant's Stock Purchase Account will be refunded to the Participant (or to his or her estate).

25.      Can the shares held in the Plan be sold through the Agent?

         A Participant can instruct the Agent to sell any or all of the whole shares held in the Plan. The written notification to the Agent should include the number of shares that are to be sold. The Agent will make the sale as soon as practicable after receipt of a Participant's request and a check for the proceeds less brokerage commission and transfer taxes (if any) will usually be sent by the Agent on the settlement date, which will be three business days from the date of sale.

         No Participant shall have the authority or power to direct the date or sales price at which shares may be sold. The request must indicate the number of shares which may be sold and not the dollar amount to be obtained. Any such request that does not clearly indicate the number of shares which may be sold will be returned to the Participant with no action taken. A withdrawal/termination form is provided on the stub of the account statement for this purpose. This notice should be addressed to American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005. Telephone requests or general inquiries may also be made by calling (718) 921-8283.

26. What happens to the shares held in the Noncertificated Share Account when a Participant terminates participation in the Plan or leaves the Company?

         A certificate for the shares held in the Noncertificated Share Account will be issued to the Participant upon the Participant's written request or upon a Participant's termination of participation in the Plan. No fractional shares will be issued. (See Questions 18 and 19 for information on share certificates and on the cash payment for fractional shares in the Noncertificated Share Account.)

27. May a Participant receive cash in lieu of full share certificates upon termination of participation?

         Yes. The Participant may request in his or her Notice of Withdrawal that the Agent sell all full and fractional shares held in the Noncertificated Share Account under the Plan in which case the Agent will sell the shares and deliver the Market Price of any fractional share and the proceeds from the sale of full shares, less brokerage commissions and any taxes payable in connection with the sale, to the Participant.

28.      When may an Eligible Employee re-enroll in the Plan?

         An Eligible Employee may re-enroll only for the next or any succeeding Purchase Period. Such Employee will be required to complete Authorization Forms and deliver them to the Company by the 15th of the month preceding the Offering Date of any new Purchase Period if such employee decides to participate again. However, the Company reserves the right to reject any Authorization Forms from a previous Participant on grounds of excessive enrolling and termination. This reservation is intended to minimize administrative expenses and to encourage use of the Plan as a long-term investment service.

OTHER INFORMATION

29. How will a Participant's shares be voted at annual meetings of shareholders?

         The Agent will obtain voting instructions from the Participant for all full and fractional shares which are held by the Agent for the Participant's Noncertificated Share Account on the record date established by the Company for determining shareholders entitled to vote. In the absence of voting instructions from the Participant, shares accumulated under the Plan will not be voted.

30. What happens if the Company issues a stock dividend, declares a stock split or has a rights offering?

         Any stock dividends or split shares distributed by the Company on shares held by the Agent for the Participant will be credited to the Participant's Noncertificated Share Account. In the event that the Company makes available to its common shareholders rights to purchase additional shares, debentures or other securities, the Agent will sell such rights accruing on shares held by the Agent for Participants and invest the proceeds in Common Stock of the Company prior to or with the next regular cash dividend.

         A Participant who wishes to exercise purchase rights must request that a stock certificate be sent to him or her by the Agent prior to the record date for the rights offering.

31.      Can a Participant pledge shares credited to his or her account?

     No. Shares in a Participant's Noncertificated Share Account in the Plan may not be pledged or otherwise encumbered unless withdrawn from the Noncertificated Share Account.

32.      What is the responsibility of the Company or the Agent under the Plan?

         In administering the Plan, neither the Company nor the Agent nor any agent of either of them will be liable for any act done in good faith, without negligence, or for any omission to act including, without limitation, any claims for liability arising out of failure to terminate the Participant's Noncertificated Share Account upon his or her death prior to receipt of notice in writing of such death and with respect to the prices at which shares are purchased or sold for the Participant's Noncertificated Share Account and the times such purchases or sales are made.

         All notices from the Agent to a Participant will be addressed to the Participant's last known address. Participant's should notify the Agent promptly in writing of any change in address.

33.      Does participation in the Plan involve any risk?

         The risk to Participants is the same as with any other investment in shares of Common Stock of the Company. It should be recognized that a Participant loses any advantage otherwise available from being able to select the timing of his or her investment. It should also be recognized that, like any investment, the Company cannot assure the Participant of a profit or protect the Participant against a loss on the shares purchased by the Participant under the Plan.

34.      May the Plan be modified, suspended or terminated?

         While the Company hopes to continue the Plan indefinitely, the Company reserves the right to suspend or terminate the Plan at any time. It also reserves the right to make modifications or amendments to the Plan and in particular reserves the right to refuse optional cash payments from any Participant who, in the sole discretion of the Company, is attempting to circumvent the interest of the Plan by making excessive optional cash payments through multiple Noncertificated Share Accounts. To the extent practicable, notice of any such suspension, termination, modification or amendment will be sent to all Participants at least 30 days prior to the effective date. Any modification will be deemed to be accepted by Participants who do not withdraw prior to the effectiveness of the modification.

         If the Plan is terminated, each Participant will receive (1) a certificate for all whole Common Stock held in the Participant's Noncertificated Share Account and (2) a check representing the value of any fractional share held in the Participant's Noncertificated Share Account and any uninvested optional cash payment held in the account.

35.      When does the Plan end?

         The Plan will end:

         (a) immediately after any Investment Date on which all available shares under the Plan have been purchased; or

         (b)      at any time at the discretion of the Board of Directors; or

         (c) if the Company is dissolved or is not the surviving or resulting corporation in any corporate reorganization other than a merger to change the jurisdiction of incorporation of the Company.

If there are not sufficient shares for purchase by Participants on an Investment Date, the Compensation Committee will allocate the available shares pro rata among the Participants and any cash balance remaining in a Participant's Stock Purchase Account will be refunded to the Participant.


FEDERAL INCOME TAX CONSEQUENCES

         Given that the Common Stock is being offered under the Plan at fair market value, there is no need for the Plan to meet the requirements of an employee stock purchase plan described in section 423 of the Internal Revenue Code of 1986. This will not, however, result in any adverse tax consequences to the Participants.

         Participants should consult their personal tax advisors with specific reference to their own tax situations and potential changes in the applicable laws as to all federal, state, local, foreign and other tax matters in connection with the purchases of Common Stock and reinvestment of dividends under the Plan, the Participant's tax basis and holding period for Common Stock acquired under the Plan and the character, amount and tax treatment of any gain or loss realized on the disposition of Common Stock. The following is only a brief summary of some of the principal federal income tax considerations applicable to the Plan.

36.      When are a Participant's Deductions made?

         A Participant's Deductions for the purpose of purchasing Common Stock under the Plan are made on an after-tax basis. In contrast to salary deferrals to a 401(k) plan, for example, the Deductions will be taxable to the Participant as ordinary income as though the Participant had received such amounts in the payroll period in which they were deducted.

37. What is the tax treatment of shares received by a Participant pursuant to the Plan?

         No other taxable income results to the Participant upon the grant of the right to purchase or the actual purchase of the Common Stock under the Plan.

38. What is the tax treatment of dividends received by a Participant from shares held under the Plan?

         Cash dividends on Common Stock held under the Plan will be taxable to a Participant as ordinary income in the same manner as if the Participant held the shares directly.

39. What is the tax treatment of cash received by a Participant upon the sale of shares purchased by the Participant pursuant to the Plan?

         In the event the Participant sells all or part of the Common Stock credited to his or her Noncertificated Share Account under the Plan, the Participant will realize long-term or short-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on the sale and the Participant's basis in the Common Stock sold. Generally, a Participant's basis will be the purchase price for the shares. The holding period for determining the long-term or short-term status of the transaction runs from Investment Date, i.e., the date the shares of Common Stock were purchased by the Agent on the Participant's behalf.


                                 USE OF PROCEEDS

         The net proceeds from the sale of authorized but unissued stock will be used for general corporate purposes.


                                                      -11-
MI01/186538.3

         The purpose of the Plan is to provide Eligible Employees of the Company's shares with an inexpensive and convenient way of becoming a shareholder of the Company without payment of any brokerage commission, service charge or other expense. Shares for the Plan may be purchased, in the discretion of the Company, either directly from the Company and/or in the open market. Shares purchased from the Company will be previously unissued shares and will provide the Company with funds for general Company purposes.

                                                                      Appendix A


Payroll Deduction Authorization

Employee Stock Purchase Plan
Republic Security Financial Corporation Common Stock

Republic Security Financial Corporation (the "Company") is hereby authorized to deduct $__________ from my pay after taxes each payroll period, for transmittal to American Stock Transfer & Trust Co. to purchase Republic Security Financial Corporation common stock, par value $.01 per share, for my account. I understand that this deduction authorization shall be placed in effect as soon as practicable, and that it may be increased or decreased or terminated by me at any time upon written notice to the Company.

* Deductions must be authorized in multiples of $1 with a minimum of $5 per payroll period.


- --------------------------------------------------------------------------------
Employee.Print or type full name.     First           MI                Last


- --------------------------------------------------------------------------------
Employee Signature


- --------------------------------------------------------------------------------
Social Security Number                                                   Date


- --------------------------------------------------------------------------------
Location

                                                                      Appendix B


American Stock Transfer & Trust Co. Purchase Order Form

By a separate Payroll Deduction Form, I am authorizing my employer Republic Security Financial Corporation to deduct funds from my salary.

I hereby authorize American Stock Transfer & Trust Co. (the "Agent") as my agent to apply all such payroll deduction funds, together with dividends, other distributions and any voluntary cash contributions I may make from time to time, to the purchase of full and/or fractional shares of Republic Security Financial Corporation common stock registered as set forth below.

I understand that the purchases will be made subject to the terms and conditions of the Employee Stock Purchase Plan set forth in the attached material accompanying this form and that I can terminate this authorization at any time by notifying the Agent in writing.



- --------------------------------------------------------------------------------
Name (Print)       First                     MI                  Last


- --------------------------------------------------------------------------------
Employee Signature


- --------------------------------------------------------------------------------
Address

- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
Social Security Number                                            Date


- --------------------------------------------------------------------------------
Spouse's Name (Print)       First             MI                  Last
(If account will be held jointly with Employee's spouse)


- --------------------------------------------------------------------------------
Spouse's Signature


- --------------------------------------------------------------------------------
Spouse's Social Security Number

                                                                      Appendix C
Substitute IRS W-9 Form
Important Information About Withholding Dividends

Urgent Notice to Investors

The following information must be completed when opening a new Employee Stock Purchase Plan Account to avoid withholding of dividends.

Effective for all accounts opened after December 31, 1983, the Internal Revenue Service requires that we withhold 31 percent of all dividend and capital gains in your account and redemption proceeds if we do not have a taxpayer identification number (usually Social Security number) AND certification from you that the number is correct and that you are not subject to backup withholding.

You may have been notified by IRS that you are subject to backup withholding under Section 3406(a)(1)(C) of the Internal Revenue Code because you have underreported interest or dividends or you were required to but failed to file a return which would have included a reportable interest or dividend payment. If you have NOT been so notified, check the box below.

[ ] Check this box if you are NOT subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code

                                           If  account is to be held jointly:
Employee's Taxpayer Identification Number  Spouse's Taxpayer Identification
(usually your Social Security Number)      Number
                                           (usually your Social Security Number)

- --- --- --- - --- --- - --- --- --- ---    --- --- --- - --- --- - --- --- ---

Certification

Under penalties of perjury, I certify that the information provided on this form is true, correct, and complete.



________________________________________________  Date: ____/_____/____
Signature

________________________________________________  Date: ____/_____/____
Spouse's Signature
(If account if to be held jointly)


IF YOU DO NOT CHECK THE BOX ABOVE, 31% OF ANY DIVIDENDS PAID ON YOUR ACCOUNT WILL BE WITHHELD.

THIS FORM SHOULD BE SUBMITTED TO AST ALONG WITH THE AST PURCHASE ORDER FORM ON THE PREVIOUS PAGE.

================================================================================   =================================================
No dealer,  salesman,  or any other  individual has been  authorized to give any information or to make any  representations  not contained in this Prospectus in connection with the offer made by this Prospectus.  If given or made, such
information or representations must not be relied upon as having been authorized                  200,000 Shares
by the Company. This Prospectus does not constitute an offer to sell, or a
solicitation to buy the Common Stock in any jurisdiction where, or to any person             REPUBLIC SECURITY FINANCIAL
to whom, it is unlawful to make such offer or solicitation.  Neither the                           CORPORATION
delivery  of  this  Prospectus  nor any  sale  made hereunder shall, under any circumstances,  create an implication that there has not been any change in the facts set forth in this  Prospectus or in the affairs of the Company since the date hereof.


                                                                                               Common Shares Offered by
                                                                                                   Republic Security
                                                                                                Financial Corporation
                                                                                                   to its Employees
                                                                                            Solely in Connection with its
                                                                                             Employee Stock Purchase Plan
              ---------------------------------------------






                   TABLE OF CONTENTS

                                                  Page
                                                                                 ---------------------------------------------------
Available Infomation.................................2

The Company..........................................3                                           PROSPECTUS

The Plan.............................................3                          ----------------------------------------------------

Use of Proceeds.....................................12

Appendix A:  Form of Payroll

   Deduction Authorization.........................A-1

Appendix B:  Form of Purchase

   Order Form......................................B-1

Appendix C:  Form of Substitute

   IRS W-9 Form....................................C-1







                                                                                               April 4, 1996
================================================================================   =================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference.

         The following documents, filed with the Commission by the Company under the Exchange Act, are incorporated in this Prospectus and made a part hereof by reference:

         The Company's Annual Report on Form 10-K for the nine-month transition period ended December 31, 1995.

         The Company's Current Report on Form 8-K dated January 19, 1996.

         The Company's Proxy Statement dated March 29, 1996.

         All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the conclusion of the offerings contemplated hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed incorporated document or in an accompanying prospectus supplement, if any, which is or is not deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this Prospectus.

Item 4.  Description of Securities.

         The following is a summary of certain provisions of the Company's Articles of Incorporation, as amended, insofar as these provisions affect the Common Stock. This summary is subject in all respects to the provisions of the Articles of Incorporation, which are an exhibit to the Registration Statement of which this Prospectus constitutes a part, and is qualified in its entirety by reference thereto.

Authorized and Outstanding Stock

         The aggregate number of shares the Company has authority to issue is 30,000,000 shares, divided into 20,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of series preferred stock, par value $.01 per share (the "Series Preferred Stock"), including the 7.5% Cumulative Convertible Preferred Stock, Series A (the "Series A Preferred"), and the 7%
Cumulative Preferred, Series C (the "Series C Preferred"). The Board of Directors has authority to divide the Series Preferred Stock into one or more series and has broad authority to fix and determine relative rights and preferences of the shares of each such series.

     As of March 8, 1996, 6,873,173 shares of the Common Stock were issued and outstanding, and 379,000 shares of Series A Preferred and 1,035,000 shares of Series C Preferred were issued and outstanding. Non qualified options to purchase 193,828 shares of common stock were outstanding as of that date. In addition, warrants to purchase 209,649 shares of common stock were outstanding as of March 8, 1996.

Dividend Rights

         Holders of shares of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. Since the Company is a bank holding company, the funds required by the Company to enable it to pay dividends on its Common Stock are derived predominantly from the dividends paid to the Company by the Bank. The Company's ability to pay dividends, therefore, is dependent upon the earnings, financial condition and ability to pay dividends of the Bank. The Bank is subject to regulation by the Federal Deposit Insurance Corporation and the Florida Department of

Banking, and the amounts of its earnings and dividends are affected by the manner in which it is regulated by these authorities.

Liquidation Rights

         In the event of liquidation, dissolution or winding up of the Company, the holders of shares of Common Stock are entitled to received pro rata all assets available for distribution after payment of obligations of the Company, including any indebtedness of the Company and the distribution of all preferential amounts due to the holders of Series Preferred Stock.

Voting Rights

         Holders of shares of Common Stock are entitled to one vote for each share held by them at all meetings of the shareholders and are not entitled to cumulate their votes for the election of directors.

Appraisal Rights

         Under Florida law, dissenters' rights of appraisal are available to shareholders in the case of certain mergers or consolidations. Shareholders have to follow a detailed set of steps as set forth in the statue in order to perfect their dissenters' rights of appraisal.

No Preemptive Rights

         Neither the Common Stock nor any other class of securities of the Company has any preemptive rights.

Transfer Agent and Registrar

         The Transfer Agent and Registrar for the Common Stock is American Stock Transfer & Trust Company.

Item 5.  Interests of Named Experts and Counsel.

     The consolidated financial statements of Republic Security Financial Corporation appearing in Republic Security Financial Corporation's annual report (Form 10-K) for the nine-month transition period ended December 31, 1995, have been audited by Ernst & Young LLP, independent certified public accountants as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The validity of the securities offered hereby will be passed upon for the Company by Morgan, Lewis & Bockius LLP, Miami, Florida.

Item 6.  Indemnification of Directors and Officers.

         Section 607.0850 of the Florida Business Corporation Act empowers a corporation, subject to certain limitations, to indemnify any person who was or is a party to any proceeding by reason of the fact that he was or is a director, officer, employee or agent of the corporation, against liability and expenses actually and reasonably incurred by him in connection with such proceeding, including any appeal thereof, if such party acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct to have been unlawful.

         The Company's Bylaws provide as follows:

                                   ARTICLE VI
                                 INDEMNIFICATION

         Section 1. Indemnification. The Corporation, to the full extent not expressly prohibited by law, shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or employee of the Corporation or of any of its subsidiaries or is or was serving at the request of the Corporation or any of its subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         Section 2. Without limiting the generality of the foregoing, the Corporation shall indemnify all such directors, officers or employees both as to action in their official capacities and as to action in any other capacity while holding such office (including matters as to which such person shall have been alleged or adjudged to be liable for negligence) except that such indemnification shall not extend to gross negligence or willful misconduct.

         Section 3. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

         Section 4. Amendment. This Article may not be amended or repealed in a manner which would adversely affect the indemnification rights of a director or officer or former director or officer hereunder; provided, the act or omission which is the basis for the threatened, pending or completed action, suit or proceeding occurred prior to the adoption of the amendment or repeal.

         The Bylaws are not exclusive of any other rights to which any person seeking indemnification from the registrant may be entitled.

         Pursuant to Florida law, the registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the registrant would have the power to indemnify him against such liability under the applicable provisions of the bylaws of the registrant or applicable law. The Company currently has in place an insurance contract covering the liability of directors and officers as permitted under Florida law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  List of Exhibits.

NUMBER   DESCRIPTION OF EXHIBIT

  5      Opinion re: legality
  23.1   Consent of Ernst & Young LLP
  23.2 Consent of Morgan, Lewis & Bockius LLP (Included as part of the opinion contained in Exhibit 5 herein)

Item 9.  Undertakings

         (1) The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           Provided,  however,  that  paragraphs  (a)(1)(i)  and
                  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan, annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida on the 4th day of April, 1996.

                                    REPUBLIC SECURITY FINANCIAL CORPORATION


                                    By:  /s/ Rudy E. Schupp
                                        Rudy E. Schupp, Chairman of the Board,
                                        President, Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below authorizes and appoints Rudy E. Schupp as his attorney-in-fact to sign and file on his behalf, in each capacity stated below, any and all amendments to this registration statement.


Signature                                         Title                                            Date

/s/ Rudy E. Schupp                                Chairman of the Board, President,                April 4, 1996
- ----------------------------------                Chief Executive Officer and
Rudy E. Schupp                                    Director

/s/ Richard J. Haskins                            Executive Vice President,                        April 4, 1996
- ----------------------------------                Principal Financial and
Richard J. Haskins                                Accounting Officer and Director


/s/ H. Gearl Gore                                 Director                                         April 4, 1996
- -----------------------------------
H. Gearl Gore

/s/ Lennard E. Lindhal                            Director                                         April 4, 1996
- ----------------------------------
Lennart E. Lindahl, Jr.

/s/ Richard C. Rathke                             Director                                         April 4, 1996
- -----------------------------------
Richard C. Rathke

/s/ Victor H. Siegel                              Director                                         April 4, 1996
- ------------------------------------
Victor H. Siegel

/s/ William F. Spitznagel                         Director                                         April 4, 1996
- ---------------------------------
William F. Spitznagel

/s/ Bruce E. Wiita                                Director                                         April 4, 1996
- ------------------------------------
Bruce E. Wiita

/s/ William Wolfson                               Director                                         April 4, 1996
- ------------------------------------
William Wolfson


         Pursuant to the requirements of the Securities Act of 1993, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on April , 1996.

                                    EMPLOYEE STOCK PURCHASE PLAN


                                    By  /s/ Lennart E. Lindahl
                                    Name:  Lennart E. Lindahl, Jr.
                                    Title: Chairman, Compensation Committee

                                INDEX TO EXHIBITS

NUMBER        DESCRIPTION OF EXHIBIT                        PAGE

5             Opinion re:  legality

23.1          Consent of Ernst & Young LLP

                                                                       Exhibit 5



April 3, 1996


Republic Security Financial
4400 Congress Avenue
West Palm Beach, Florida 33407

Re:      Offering of Shares Pursuant to
         Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Republic Security Financial Corporation, a Florida corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration by the Company of an aggregate of 200,000 shares of the Company's common stock, $.01 par value per share (the "Shares"), to be issued pursuant to the Company's Employee Stock Purchase Plan (the "Plan").

In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Articles of Incorporation of the Company, (b) the Bylaws of the Company, (c) the Plan and (d) such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

Based on the foregoing, we are of the following opinion:

1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Florida.

2. The Shares have been duly authorized by the Company and, when issued and paid for as contemplated by the Registration Statement, will be duly and validly issued and will be fully paid and non-assessable.

We render the foregoing opinions as members of the Bar of the State of Florida and express no opinion as to laws other than the laws of the State of Florida.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.


Very truly yours,


/s/ Morgan, Lewis & Bockius LLP

                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to the Republic Security Financial Corporation Employee Stock Purchase Plan and to the incorporation by reference therein of our report dated January 19, 1996, with respect to the consolidated financial statements of Republic Security Financial Corporation included in its Annual Report (Form 10-K) for the nine-month transition period ended December 31, 1995, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP


West Palm Beach, Florida
April 2, 1996